JOINDER, WAIVER AND AMENDMENT NO. 4
                          TO THIRD AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 4 (this "Agreement") is entered into as of May 17, 2004, by and among SPAR MARKETING FORCE, INC. ("SMF"), SPAR, INC. ("SPAR"), SPAR/BURGOYNE RETAIL SERVICES, INC ("SBRS"), SPAR GROUP, INC. ("SGI"), SPAR INCENTIVE MARKETING, INC. ("SIM"), SPAR TRADEMARKS, INC. ("STM"), SPAR MARKETING, INC. (DE) ("SMIDE"), SPAR MARKETING, INC. (NV) ("SMINV"), SPAR ACQUISITION, INC. ("SAI"), SPAR TECHNOLOGY GROUP, INC. ("STG"), SPAR/PIA RETAIL SERVICES, INC. ("Pia Retail"), RETAIL RESOURCES, INC. ("Retail"), PIVOTAL FIELD SERVICES, INC. ("Pivotal Field"), PIA MERCHANDISING CO., INC. ("PIA"), PACIFIC INDOOR DISPLAY CO. ("Pacific"), PIVOTAL SALES COMPANY ("Pivotal"), SPAR ALL STORE MARKETING SERVICES, INC., ("SAS") (each an "Existing Borrower" and collectively "Existing Borrowers") and SPAR BERT FIFE, INC. ("SBFI") and WEBSTER BUSINESS CREDIT CORPORATION (formerly known as Whitehall Business Credit Corporation) ("Lender").

                                   BACKGROUND

         The Existing Borrowers and Lender are parties to that certain Third Amended and Restated Revolving Credit and Security Agreement dated January 24, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides the Existing Borrowers with certain financial accommodations.

         The Existing Borrowers have violated certain financial covenants and have requested Lender waive the resulting Events of Default and Lender is willing to do so in connection with making certain amendments to the Loan Agreement. In addition, the Existing Borrowers and SBFI (each a "Borrower" and collectively the "Borrowers") each desire to add SBFI as a Borrower under (and as defined in) the Loan Agreement and Lender has agreed to do so.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.

2. Joinder.

         (a) SBFI hereby consents to being added and obligated as an additional Borrower under the Loan Agreement and the Ancillary Agreements, and the Borrowers and the Lender hereby agree that all references to "Borrower" or

"Borrowers" thereunder and under the Ancillary Agreements shall be deemed to include SBFI, and the definition of "Borrower" and "Borrowers" in the Loan Agreement is hereby amended to include SBFI.

         (b) Effective as of the Amendment No. 4 Effective Date, SBFI hereby adopts the Loan Agreement and assumes in full, and acknowledges that it is jointly and severally liable for, the payment, discharge, satisfaction, and performance of all Obligations under the Loan Agreement and under the Ancillary Agreements. SBFI hereby grants to Lender a continuing lien and security interest in all presently existing and hereafter arising Collateral that it now or hereafter owns or has an interest in, wherever located, to secure the prompt repayment of any and all Obligations owed to Lender and to secure the prompt performance by Borrowers of each and all of their covenants and obligations under the Loan Agreement and under the Ancillary Agreements. Lender's Lien and security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or SBFI.

3. Waiver. Subject to the satisfaction of Section 5 below, Lender hereby waives the Event of Default which has occurred as a result Borrowers' non-compliance with Section 12(p) and Section 12(r) with respect to the fiscal quarter ending March 31, 2004 due to Borrowers' failure to maintain the requisite Fixed Charge Coverage Ratio and EBITDA level for the four fiscal quarters then ended.

4. Amendment. Subject to the satisfaction of Section 5 below, the Loan Agreement is hereby amended as follows:

         (a)      Section 1(A) is hereby amended as follows:

                  (i) "The definition of "EBITDA" is hereby amended by adding the following at the end thereof:"

                                    "The positive EBITDA of each Unrestricted
                                    Subsidiary shall be excluded from the
                                    foregoing calculation except to the extent of returns of capital, distributions and/or repayment of loans made to a Borrower by dividends or loans or other advances provided by any Unrestricted Subsidiary. The negative EBITDA of any Unrestricted Subsidiary shall also be excluded from the foregoing calculation of EBITDA."

                  (ii) The definition of "Fixed Charges" is hereby amended by amending clause (vii) in its entirety to provide as follows:

                                    "(vii) all capital contributions and/or
                                    loans made by any Borrower to any
                                    Unrestricted Subsidiary during such period."

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

                  (iii) The definition of "Maximum Revolving Account" is hereby amended by deleting "$15,000,000" and inserting "$10,000,000" in its place and stead.

                  (iv) The definition of "Permitted Acquisitions" is hereby amended by amending clause (b) in its entirety to provide as follows:

                                    "(b) with Aggregate Consideration in an
                                    amount not to exceed $100,000 for any
                                    proposed acquisition."

                  (v) The following new definitions are hereby added in the appropriate alphabetical order.

                                    "Amendment No. 4" means Waiver and Amendment
                                    No. 4 dated as of May 17, 2004 by and among Borrowers and Lender.

                                    "Amendment No. 4 Effective Date" shall mean the date on which all of the conditions precedent set forth in Section 5 of Amendment No. 4 have been satisfied.

                                    "Applicable Margin" shall mean, as of the Amendment No. 4 Effective Date, 0.50% with respect to Domestic Rate Loans and 3.00% with respect to Eurodollar Rate Loans. Thereafter, on a quarterly basis, effective as of the first Business Day following receipt by Lender of the quarterly financial statements required under Section 11(c) hereof for the previous fiscal quarter (each Business Day following such receipt, an "Adjustment Date"), commencing with the financial statements for the fiscal quarter ending September 30, 2004, based upon the amount of EBITDA which is achieved for the fiscal quarter ending September 30, 2004 for the three fiscal quarters then ending and for each fiscal quarter ending thereafter for the four fiscal quarters then ending, the Applicable Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below:

--------------------------------------------- ----------------------------- -------------------------------
                   EBITDA                        APPLICABLE MARGIN FOR          APPLICABLE MARGINS FOR
                                                  DOMESTIC RATE LOANS            EURORAISE RATE LOANS
--------------------------------------------- ----------------------------- -------------------------------
Greater than $5,000,000                                  0.00%                          2.50%
--------------------------------------------- ----------------------------- -------------------------------
Greater than $4,000,000 but equal to or                  0.25%                          2.75%
less than $5,000,000
--------------------------------------------- ----------------------------- -------------------------------
Greater than $3,000,000 but equal to or                  0.50%                          3.00%
less than $4,000,000
--------------------------------------------- ----------------------------- -------------------------------
Less than or equal to $3,000,000                         0.75%                          3.25%
--------------------------------------------- ----------------------------- -------------------------------


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


         If Borrowers shall fail to deliver the financial statements, certificates, and/or other information required under Sections 11(a) and (c) hereof by the dates required pursuant to such Sections, each Applicable Margin shall be conclusively presumed to be the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information.

                           (vi) "General Availability Reserve" shall mean $800,000.

                  (b) Section 2(a)(y)(v) of the Loan Agreement is hereby amended by deleting "SBFI Reserve" and inserting "General Availability Reserve".

                  (c) Section 2(b) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                                    "Unbilled Receivables Availability at any time shall be limited to an amount not to exceed Receivables Availability at such time."

                  (d) Section 12(n)(v)(E) is amended by amending the second proviso in its entirety to provide as follows:

                                    "provided, further, that commencing on the Amendment No. 4 Effective Date the outstanding principal amount of SPG Loans shall not exceed $1,000,000, and"

                  (e) Section 12(n)(v)(F) is hereby amended in its entirety to provide as follows:

                                    "(F) any investment (net of all related
                                    repayments and returns of capital) made by any Borrower in any Unrestricted Subsidiary, in the form of a capitalized expense, capital contribution or loan, for purposes of investing in, or investing in an entity which is investing in, entities or participating in joint ventures formed under the laws of a foreign country, provided that such investment, together with the Aggregate Consideration, shall not exceed (x) $625,000 in the aggregate during the period commencing on the date Amendment No. 4 is executed through December 31, 2004, and (y) $500,000 during each calendar year thereafter."

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

                  (f) New Section 12(x) is hereby added to the Loan Agreement which provides as follows:

                                    "(x) On or before May 25, 2004, Borrowers shall provide Lender with contingency scenarios reflecting the impact upon Borrowers if Eckerd should materially reduce its demand for services from Borrowers. In addition, on or before June 15, 2004, Borrowers shall retain a consultant to be selected by Borrowing Agent but who is satisfactory to Lender. The terms of the engagement shall be subject to a satisfactory review by Lender. The consultant shall prepare a report analyzing the contingency scenarios and Lender shall have received a copy of such report on or before June 30, 2004."

5. Conditions of Effectiveness. This Agreement shall become effective as of the date hereof, provided that the following conditions shall have been satisfied:
Lender shall have received (i) four (4) copies of this Agreement executed by the Borrowers, and, (ii) payment of a waiver and amendment fee in the sum of $50,000 which fee shall be charged by Lender to Borrowers' loan account as a Revolving Advance, and (iii) limited guarantees from William Bartels (limited to $400,000) and Robert Brown (limited to $600,000) in form and substance satisfactory to Lender.

6. Representations, Warranties and Covenants. Each of the Borrowers hereby represents, warrants and covenants as follows:

         (a) This Agreement and the Loan Agreement constitute legal, valid and binding obligations of each of the Borrowers and are enforceable against each of the Borrowers in accordance with their respective terms.

         (b) Upon the effectiveness of this Agreement, each of the Borrowers hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

         (c) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

         (d) Within ten (10) days of the Amendment No. 4 Effective Date, the Chief Financial Officer of Borrower shall deliver to Lender (x) a report setting forth the covenant violations as of March 31, 2004 and as projected for the balance of 2004, together with a request for any necessary waivers and proposed amendments, and (y) a year-end compliance certificate in substantially the form of Exhibit A to this Agreement setting forth year-end covenant calculations (including advances to Unrestricted Subsidiaries).


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


7. Effect on the Loan Agreement.

         (a) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (b) Except as set forth in Section 2 hereof, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

8. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

9. Release. Borrowers hereby release, remise, acquit and forever discharge Lender, Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Ancillary Agreements (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.



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



IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

                                        SPAR MARKETING FORCE, INC.
                                        SPAR, INC.
                                        SPAR/BURGOYNE RETAIL SERVICES, INC.
                                        SPAR GROUP, INC.
                                        SPAR INCENTIVE MARKETING, INC.
                                        SPAR TRADEMARKS, INC.
                                        SPAR MARKETING, INC. (DE)
                                        SPAR MARKETING, INC. (NV)
                                        SPAR ACQUISITION, INC.
                                        SPAR TECHNOLOGY GROUP, INC.
                                        SPAR/PIA RETAIL SERVICES, INC.
                                        RETAIL RESOURCES, INC.
                                        PIVOTAL FIELD SERVICES, INC.
                                        PIA MERCHANDISING CO., INC.
                                        PACIFIC INDOOR DISPLAY CO.
                                        PIVOTAL SALES COMPANY
                                        SPAR GROUP, INC.
                                        SPAR ALL STORE MARKETING SERVICES, INC.
                                        SPAR BERT FIFE, INC.

                                        By:
                                           -------------------------------------
                                           Name:  Charles Cimitile

                                           Title: Chief Financial Officer of
                                                  each of the foregoing
                                                  entities


                                        WEBSTER BUSINESS CREDIT CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Its:


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